    As filed with the Securities and Exchange Commission on August 17, 2004

                                                      Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ----------------------------------

                           THE SPORTSMAN'S GUIDE, INC.
             (Exact name of registrant as specified in its charter)
                        ----------------------------------

             MINNESOTA                              41-1293081
      (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)

              411 Farwell Avenue
            South St. Paul, Minnesota                           55075
    (Address of principal executive offices)                  (Zip Code)
                        ----------------------------------

                           THE SPORTSMAN'S GUIDE, INC.
                            2004 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                        ----------------------------------

                               Gregory R. Binkley
                      President and Chief Executive Officer
                           The Sportsman's Guide, Inc.
                               411 Farwell Avenue
                         South St. Paul, Minnesota 55075
                     (Name and address of agent for service)

                                 (651) 451-3030
          (Telephone number, including area code, of agent for service)
                        ----------------------------------
                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                        Proposed           Proposed
                                                         Maximum           Maximum
      Title of Securities             Amount to be      Offering           Aggregate        Amount of
      to be Registered (1)             Registered    Price per Share    Offering Price   Registration Fee
---------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value....     101,000 shares     $17.71           $  1,788,710       $   226.63
Common Stock, $.01 par value....     130,000 shares     $20.55           $  2,671,500       $   338.48
Common Stock, $.01 par value....     369,000 shares     $20.45(2)        $  7,546,050(2)    $   956.08(2)
                                     -------                             ------------       ----------
      Total.....................     600,000 shares                      $ 12,006,260       $ 1,521.19

================================================================================
(1) This registration statement also relates to Common Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement dated as of May 11, 1999 between The Sportsman's Guide, Inc. and Norwest Bank Minnesota, N.A., as Rights Agent. Until the occurrence of certain events, the Rights are not exercisable, are evidenced by the Common Stock certificates and will be transferred with and only with the Common Stock certificates. Thereafter, separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment as provided in the Rights Agreement.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933 and calculated upon the basis of the average of the high and low prices reported on the Nasdaq National Market on August 11, 2004.
================================================================================

                                EXPLANATORY NOTE

         This Form S-8 Registration Statement relates to 600,000 shares of Common Stock of The Sportsman's Guide, Inc. that may be issued pursuant to The Sportsman's Guide, Inc. 2004 Stock Incentive Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Item 2.  Registrant Information and Employee Plan Annual Information.

         The information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by The Sportsman's Guide, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference in this registration statement:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

         2. The Company's Quarterly Reports on Form 10-Q for the fiscal periods ended March 31 and June 30, 2004.

         3.       The Company's Current Report on Form 8-K filed July 13, 2004.

         4. The description of the shares of Common Stock of the Company contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Under Section 302A.521 of the Minnesota Business Corporation Act ("MBCA"), unless the articles of incorporation or bylaws otherwise provide, a corporation is required to indemnify its directors, officers and employees against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) incurred in connection with legal proceedings if (i) they have not been indemnified by another organization, (ii) they acted in good faith, (iii) they received no improper personal benefit, (iv) in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful and (v) generally speaking, they reasonably believed their conduct to be in the corporation's best interests. A corporation shall advance expenses if the director, officer or other individual furnishes a written affirmation of his or her good faith belief that he or she has met the applicable statutory standards for indemnification, he or she furnishes a written undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation and a determination is made that the facts then known would not preclude indemnification. The registrant's Bylaws provide indemnification to directors, officers, employees and agents to the full extent permitted by the MBCA.

         Under Section 302A.521, a corporation may purchase and maintain insurance on behalf of a person in that person's official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of that section. The registrant maintains directors and officers liability insurance coverage.

         Section 302A.251 of the MBCA permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director through a provision in the corporation's articles of incorporation, except liability for (i) breach of a director's duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) the payment of unlawful distributions or violations of the Minnesota securities laws, (iv) any transaction from which the director derived an improper personal benefit or (v) any act or omission occurring prior to adoption of the provision in the articles providing for such limitation of liability. The registrant's Articles of Incorporation provide that, to the fullest extent permitted by the MBCA, a director shall not be liable to the registrant or its shareholders for monetary damages for breach of fiduciary duty as a director.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index on Page 7.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South St. Paul, State of Minnesota, on August 17, 2004.

                                  THE SPORTSMAN'S GUIDE, INC.


                                  By: /s/GREGORY R. BINKLEY
                                      -------------------------------
                                      Gregory R. Binkley
                                      President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature              Capacity                                Date

/s/GREGORY R. BINKLEY      President, Chief Executive
------------------------   Officer and Director (principal
Gregory R. Binkley         executive officer)

/s/CHARLES B. LINGEN       Executive Vice President of Finance
------------------------   and Administration, Chief Financial
Charles B. Lingen          Officer, Secretary/Treasurer and
                           Director (principal financial and
                           accounting officer)


/s/GARY OLEN*              Director                              August 17, 2004
------------------------
Gary Olen

/s/LEONARD M. PALETZ*      Director
------------------------
Leonard M. Paletz

/s/WILLIAM T. SENA*        Chairman of the Board and Director
------------------------
William T. Sena

/s/JAY A. LEITCH*          Director
------------------------
Jay A. Leitch

/s/DAROLD D. RATH*         Director
------------------------
Darold D. Rath

*By: /s/GREGORY R. BINKLEY
---------------------------
Gregory R. Binkley,
Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit

4.1 Restated Articles of Incorporation as restated through March 5, 1997 (incorporated by reference to Exhibit 3.1 to Form 10-K for the year ended December 27, 1996, File No. 0-15767)

4.2 Bylaws (incorporated by reference to Exhibit 3.2 to Form S-18 Registration Statement No. 33-4496C filed April 1, 1986)

4.3 Specimen of the registrant's Common Stock certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Form S-18 Registration Statement No. 33-4496C filed May 8, 1986)

4.4 Rights Agreement dated as of May 11, 1999 between the registrant and Norwest Bank Minnesota, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to Form 8-K dated May 11, 1999, File No. 0-15767)

5.1      Opinion of Chernesky, Heyman & Kress P.L.L.*

23.1     Consent of Grant Thornton LLP*

23.2     Consent of Chernesky, Heyman & Kress P.L.L. (included in Exhibit 5.1)*

24.1 Powers of attorney of each person whose name is signed to this registration statement pursuant to a power of attorney*


---------------------
* Filed herewith